                                                                   EXHIBIT 99.1

[LEAP LOGO]


Bock Communications, Inc.                                        Leap contacts:
Jessica Levy, Media Relations                   Kristin Atkins, Media Relations
714-292-2990                                                       858-882-9105
jlevy@bockpr.com                                       katkins@leapwireless.com

                                                 Jim Seines, Investor Relations
                                                                   858-882-6084
                                                       jseines@leapwireless.com


                 LEAP REPORTS RESULTS FOR SECOND QUARTER OF 2005
    ~ Solid Financial Performance Led by Strong Growth in Total Revenues and
      Record Adjusted EBITDA; Company Revises Guidance to Reflect Improved
                          Financial Outlook for 2005 ~


SAN DIEGO - August 11, 2005 - Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced strong financial results for the second quarter of 2005. These results reflect strong year-over-year growth in total revenues and record adjusted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA).

Total consolidated revenues for the second quarter were $226.8 million, an increase of $21.1 million over the total consolidated revenues of $205.7 million for the second quarter of 2004. Consolidated operating income for the second quarter was $8.6 million, an increase of $23.6 million over the consolidated operating loss of $15.0 million for the second quarter of 2004. Consolidated net income totaled $2.5 million for the second quarter, or net income of $0.04 per diluted share, representing a $20.6 million improvement over the consolidated net loss of $18.1 million, or a net loss of $0.31 per diluted share, for the second quarter of 2004. The Company's consolidated net income reported for the second quarter of 2005 includes: $7.1 million, or $0.12 per diluted share, of non-cash stock-based compensation expense; and, non-cash impairment charges of $11.4 million, or $0.19 per diluted share, to reduce the carrying value of certain non-operating wireless licenses to their estimated fair values.

Adjusted consolidated EBITDA for the second quarter of 2005 was a record $74.3 million, representing a 21 percent increase over the adjusted consolidated EBITDA of $61.4 million for the second quarter of 2004. Adjusted consolidated EBITDA represents EBITDA adjusted to exclude the effects of: reorganization items, net; other income (expense), net; gains on sale of


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Leap Reports Results for Second Quarter of 2005                    Page 2 of 14

[LEAP LOGO]


wireless licenses; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and stock-based compensation expense. The adoption of fresh-start reporting as of July 31, 2004 resulted in material adjustments to the historical carrying values of the Company's assets and liabilities. As a result, the Company's post-emergence balance sheets, statements of operations and statements of cash flows are not comparable in many respects to the Company's financial statements for periods ending prior to the Company's emergence from Chapter 11.

"As evidenced by the results we have reported today, Leap produced another successful quarter balancing growth with solid operating cash-flow generation," said Doug Hutcheson, president and chief executive officer of Leap. "As we move into the remainder of 2005, we are pleased with the overall momentum that has been established for our business. During the first half of the year, we have concentrated on three key operating priorities: maintaining our strict focus on cost leadership; executing on our planned marketing and product development initiatives; and preparing for the first new market launch for our business in over three years. In the second half, we will work toward leveraging the platform for growth we have created by continuing to strengthen our marketing and customer service initiatives while expanding our channels of distribution for both our core Cricket(R) service and our new Jump(TM) pre-paid product."

"Our strong financial performance during the first half of the year places Leap in a solid position to achieve its overall goals for 2005. We remain optimistic about our long-term business prospects and believe that the actions we have taken to date will produce increasingly positive effects over time. As a result, we are increasing our outlook for adjusted EBITDA during 2005 to reflect our expectation for continued strong financial performance. While we have tightened the range on our customer activity by lowering the upper end of the forecast, we anticipate that we will see improvements in customer retention and net customer growth later this year as our new initiatives begin to gain traction in the marketplace and we see continued positive performance in our new Central Valley market cluster," concluded Hutcheson.

Key operational and financial performance measures for the second quarter of 2005 are as follows:

Leap Reports Results for Second Quarter of 2005                    Page 3 of 14

[LEAP LOGO]


- Gross customer additions for the quarter were approximately 191,000, an improvement of 11,000 from the approximately 180,000 gross customer additions for the second quarter of 2004.

- Net customer additions for the quarter were approximately 3,000 compared to approximately 9,000 net additions for the second quarter of 2004, bringing total customers at the end of the current period to approximately 1,618,000.

- Churn for the quarter was 3.9%, 0.2% higher than the churn rate of 3.7% for the second quarter of 2004.

- Average revenue per user per month (ARPU) for the second quarter, based on service revenue, was $39.24, an improvement of $1.96 from the ARPU of $37.28 for the second quarter of 2004.

- Cost per gross customer addition (CPGA) for the second quarter was $138, a $3 improvement over the CPGA of $141 reported for the second quarter of 2004.

- Non-selling cash costs per user per month (CCU) was $18.43 for the second quarter, an improvement of $0.04 from the CCU of $18.47 for the second quarter of 2004.

- Average minutes of use per customer per month (MOU) during the second quarter of 2005 remained at approximately 1,500, more than twice the industry average and consistent with the MOU data reported for the first quarter of 2005.

- Purchases of property and equipment (capital expenditures) for the three months ended June 30, 2005 were $21.0 million, bringing cumulative capital expenditures for the first half of 2005 to $45.5 million.

"Our results continue to demonstrate the fundamental strength of our business model and serve to reaffirm the value-creating potential of our customer segment as we execute on our strategies for growth in both our existing markets and through the development of our new, high-potential markets," said Dean Luvisa, Leap's acting chief financial officer. "In addition, the Company continues to have a solid liquidity position that has been further reinforced by our recent $100 million increase in our senior secured term loan and the completion of our sale of certain spectrum licenses and operating assets to Verizon Wireless. We believe that the steps we have taken to strengthen our capital structure, combined with our expectations for continued strong cash-flow generation, will put us in a solid position to achieve our strategic goals and help realize the significant opportunity for growth that exists within our business."

Leap Reports Results for Second Quarter of 2005                    Page 4 of 14

[LEAP LOGO]


REVISED 2005 BUSINESS OUTLOOK

The following forward-looking statements are based on management's existing plans and its review of current information, which is dynamic and subject to rapid, even abrupt change. These forward-looking statements are qualified by that fact and speak only of management's views as of the date of this release. Leap does not undertake any obligation to update this information. Actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap's business. Factors that could cause actual results to differ from these forward-looking statements are described later in this release.

The Company's current outlook for fiscal year 2005 is for:

- Total net customer additions (excluding the effect of the Company's August 2005 sale of certain operating markets) to be between 125,000 and 175,000, revised from between 125,000 and 200,000;

- Annual churn to be between 3.7 percent and 4.0 percent, revised from between 3.5 percent and 4.0 percent;

- Total consolidated revenue to be between $910 million and $950 million, revised from a range of $890 million to $950 million;

- Adjusted consolidated EBITDA (including costs associated with new market development activities) to be between $265 million and $285 million, revised from a range of $245 million to $270 million, and;

- Capital expenditures, excluding capitalized interest, to be between $175 million and $230 million for fiscal year 2005 unchanged from the Company's previously published outlook.

CONFERENCE CALL NOTE

As previously announced, Leap will hold a conference call to discuss these results and the outlook for 2005 at 5:00 p.m. Eastern Daylight Time, on Thursday, August 11, 2005. Forward-looking and other material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-800-901-5226 or 1-617-786-4513 and entering reservation number 12332283. This call is also being web cast and can be accessed at the Investor Relations section of Leap's website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.

Leap Reports Results for Second Quarter of 2005                    Page 5 of 14

[LEAP LOGO]


To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay is planned to follow shortly after the live conference call and will be available until September 14, 2005. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until close of business on August 18, 2005. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 and entering the reservation number 64559379.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services that are targeted to meet the needs of customers who are under-served by traditional communications companies. With a commitment to predictability, simplicity and value as the foundation of our business, Leap pioneered Cricket service, a simple and affordable wireless alternative to traditional landline service. Cricket service offers customers unlimited anytime minutes within the Cricket calling area over a high-quality, all-digital CDMA network. For more information, please visit www.leapwireless.com.

NOTES REGARDING NON-GAAP FINANCIAL MEASURES

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or
(b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the

Leap Reports Results for Second Quarter of 2005                    Page 6 of 14

[LEAP LOGO]


telecommunications industry. Adjusted consolidated EBITDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled "Definition of Terms and Reconciliation of Non-GAAP Financial Measures" included toward the end of this release.

Except for the historical information contained herein, this news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "think," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

- our ability to attract and retain customers in an extremely competitive marketplace;

- changes in economic conditions that could adversely affect the market for wireless services;

-        the impact of competitors' initiatives;

- our ability to successfully implement product offerings and execute market expansion plans;

- our ability to comply with the covenants in our senior secured credit facilities;

-        our ability to attract, motivate and retain an experienced workforce;

-        failure of network systems to perform according to expectations;

- failure of the Federal Communications Commission, or the FCC, to approve the transfers to Alaska Native Broadband 1 License, LLC of the wireless licenses for which it was the winning bidder in the FCC's Auction #58;

- global political unrest, including the threat or occurrence of war or acts of terrorism; and

- other factors detailed in the section entitled "Risk Factors" included in our Form 10-Q for the fiscal quarter ended March 31, 2005 and in our other SEC filings.

All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Leap and the Leap logo design are registered trademarks of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc. Cricket Unlimited Access, Cricket Unlimited Plus, Cricket Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket K are trademarks of Cricket Communications, Inc.

Leap Reports Results for Second Quarter of 2005                    Page 7 of 14

[LEAP LOGO]


                        LEAP WIRELESS INTERNATIONAL, INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS(1)
                                 (IN THOUSANDS)

                                                                                                  SUCCESSOR COMPANY
                                                                                           ---------------------------------
                                                                                             JUNE 30,           DECEMBER 31,
                                                                                               2005                 2004
                                                                                           -----------          ------------
                                                                                           (UNAUDITED)
ASSETS
Cash and cash equivalents .......................................................          $    82,396           $   141,141
Short-term investments ..........................................................               75,258               113,083
Restricted cash, cash equivalents and short-term investments ....................               25,737                31,427
Inventories .....................................................................               30,081                25,816
Other current assets ............................................................               27,678                35,144
                                                                                           -----------           -----------
   Total current assets .........................................................              241,150               346,611
Property and equipment, net .....................................................              534,458               576,352
Wireless licenses ...............................................................              766,187               652,653
Assets held for sale ............................................................               87,961                    --
Goodwill ........................................................................              329,619               329,619
Other intangible assets, net ....................................................              132,245               151,461
Deposits for wireless licenses ..................................................               68,221                24,750
Other assets ....................................................................               13,416                 9,036
                                                                                           -----------           -----------
   Total assets .................................................................          $ 2,173,257           $ 2,090,482
                                                                                           ===========           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities ........................................          $    79,571           $    91,093
Current maturities of long-term debt ............................................                5,000                40,373
Other current liabilities .......................................................               65,272                71,965
                                                                                           -----------           -----------
   Total current liabilities ....................................................              149,843               203,431
Long-term debt ..................................................................              492,500               371,355
Other long-term liabilities .....................................................               39,128                45,846
                                                                                           -----------           -----------
   Total liabilities ............................................................              681,471               620,632
Minority interest ...............................................................                1,000                    --
Commitments and contingencies
Stockholders' equity:
  Preferred stock -- authorized 10,000,000 shares; $.0001 par value, no shares
   issued and outstanding .......................................................                   --                    --
  Common stock -- authorized 160,000,000 shares; $.0001 par value, 60,806,423 and
   60,000,000 shares issued and outstanding at June 30, 2005 and December 31,
   2004, respectively ...........................................................                    6                     6
  Additional paid-in capital ....................................................            1,507,751             1,478,392
  Unearned stock-based compensation .............................................              (22,229)                   --
  Retained earnings (accumulated deficit) .......................................                6,546                (8,629)
  Accumulated other comprehensive income (loss) .................................               (1,288)                   81
                                                                                           -----------           -----------
   Total stockholders' equity ...................................................            1,490,786             1,469,850
                                                                                           -----------           -----------
   Total liabilities and stockholders' equity ...................................          $ 2,173,257           $ 2,090,482
                                                                                           ===========           ===========

Leap Reports Results for Second Quarter of 2005                    Page 8 of 14

[LEAP LOGO]


                        LEAP WIRELESS INTERNATIONAL, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                         COMPREHENSIVE INCOME (LOSS)(1)
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      SUCCESSOR      PREDECESSOR        SUCCESSOR       PREDECESSOR
                                                                       COMPANY          COMPANY          COMPANY          COMPANY
                                                                      ---------      -----------        ---------       ----------
                                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                               JUNE 30,                          JUNE 30,
                                                                      --------------------------        --------------------------
                                                                         2005             2004             2005             2004
                                                                      ---------        ---------        ---------        ---------
Revenues:
  Service revenues ............................................       $ 189,704        $ 172,025        $ 375,685        $ 341,076
  Equipment revenues ..........................................          37,125           33,676           79,514           71,447
                                                                      ---------        ---------        ---------        ---------
      Total revenues ..........................................         226,829          205,701          455,199          412,523
                                                                      ---------        ---------        ---------        ---------
Operating expenses(2):
  Cost of service (exclusive of items shown
    separately below) .........................................         (49,608)         (47,827)         (99,805)         (95,827)
  Cost of equipment ...........................................         (42,799)         (40,635)         (91,977)         (84,390)
  Selling and marketing .......................................         (24,810)         (21,939)         (47,805)         (45,192)
  General and administrative ..................................         (42,423)         (33,922)         (78,458)         (72,532)
  Depreciation and amortization ...............................         (47,281)         (76,386)         (95,385)        (151,847)
  Impairment of indefinite-lived intangible assets ............         (11,354)              --          (11,354)              --
                                                                      ---------        ---------        ---------        ---------
      Total operating expenses ................................        (218,275)        (220,709)        (424,784)        (449,788)
                                                                      ---------        ---------        ---------        ---------
  Operating income (loss) .....................................           8,554          (15,008)          30,415          (37,265)
Interest income ...............................................           1,176               --            3,079               --
Interest expense (contractual interest expense was
   $67.2 million and $133.6 million for the three
   and six months ended June 30, 2004, respectively) ..........          (7,566)          (1,908)         (16,689)          (3,731)
Other income (expense), net ...................................             (39)            (615)          (1,325)            (596)
                                                                      ---------        ---------        ---------        ---------
Income (loss) before reorganization items and
  income taxes ................................................           2,125          (17,531)          15,480          (41,592)
Reorganization items, net .....................................              --            1,313               --             (712)
                                                                      ---------        ---------        ---------        ---------
Income (loss) before income taxes .............................           2,125          (16,218)          15,480          (42,304)
Income taxes ..................................................             404           (1,927)            (305)          (3,871)
                                                                      ---------        ---------        ---------        ---------
       Net income (loss) ......................................           2,529          (18,145)          15,175          (46,175)
Other comprehensive income (loss):
  Unrealized holding gains (losses) on
    investments, net ..........................................              13             (204)              19               61
  Unrealized loss on derivative instrument ....................          (1,307)              --           (1,307)              --
                                                                      ---------        ---------        ---------        ---------
       Comprehensive income (loss) ............................       $   1,235        $ (18,349)       $  13,887        $ (46,114)
                                                                      =========        =========        =========        =========
Net income (loss) per share:
  Basic .......................................................       $    0.04        $   (0.31)       $    0.25        $    (.79)
                                                                      =========        =========        =========        =========
  Diluted .....................................................       $    0.04        $   (0.31)       $    0.25        $    (.79)
                                                                      =========        =========        =========        =========
Shares used in per share calculations:
  Basic .......................................................          60,030           58,622           60,015           58,621
                                                                      =========        =========        =========        =========
  Diluted .....................................................          60,242           58,622           60,234           58,621
                                                                      =========        =========        =========        =========

Leap Reports Results for Second Quarter of 2005                    Page 9 of 14

[LEAP LOGO]


                        LEAP WIRELESS INTERNATIONAL, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                  SUCCESSOR         PREDECESSOR
                                                                                   COMPANY            COMPANY
                                                                                  ---------         -----------
                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                                  -----------------------------
                                                                                     2005                2004
                                                                                  ---------           ---------
Operating activities:
   Net cash provided by operating activities ...........................          $ 108,536           $  89,935
                                                                                  ---------           ---------
Investing activities:
  Purchase of property and equipment ...................................            (45,498)            (30,418)
  Purchase of and deposits for wireless licenses .......................           (239,168)                 --
  Purchase of investments ..............................................           (103,057)            (70,769)
  Sale and maturity of investments .....................................            142,296              51,793
  Restricted cash, cash equivalents and short-term investments, net ....                326              13,970
                                                                                  ---------           ---------
   Net cash used in investing activities ...............................           (245,101)            (35,424)
                                                                                  ---------           ---------
Financing activities:
  Proceeds from long-term debt .........................................            500,000                  --
  Repayment of long-term debt ..........................................           (415,229)                 --
  Payment of debt issuance costs .......................................             (6,951)                 --
                                                                                  ---------           ---------
   Net cash provided by financing activities ...........................             77,820                  --
                                                                                  ---------           ---------
Net increase (decrease) in cash and cash equivalents ...................            (58,745)             54,511
Cash and cash equivalents at beginning of period .......................            141,141              84,070
                                                                                  ---------           ---------
Cash and cash equivalents at end of period .............................          $  82,396           $ 138,581
                                                                                  =========           =========

Supplementary disclosure of cash flow information:
   Cash paid for interest ..............................................          $  35,072           $      --
   Cash paid for income taxes ..........................................          $     228           $      76

Supplementary disclosure of non-cash investing and financing activities:
   Issuance of restricted stock awards under stock compensation plan ...          $  22,489           $      --

Leap Reports Results for Second Quarter of 2005                   Page 10 of 14

[LEAP LOGO]


                     SCHEDULE OF SELECTED OPERATING METRICS
                                   (UNAUDITED)

                                                                                        SUCCESSOR      PREDECESSOR
                                                                                         COMPANY         COMPANY
                                                                                        ---------      -----------
                                                                                            THREE MONTHS ENDED
                                                                                                 JUNE 30,
                                                                                         -------------------------
                                                                                            2005            2004
                                                                                         ---------       ---------
Gross additions..................................................................          191,288         180,128
Net additions ...................................................................            2,736           9,133
End of period customers..........................................................        1,617,941       1,547,364
Weighted average number of customers.............................................        1,611,524       1,537,957
Churn(3).........................................................................             3.9%            3.7%
ARPU(4)..........................................................................           $39.24          $37.28
CPGA(5)..........................................................................             $138            $141
CCU(6)...........................................................................           $18.43          $18.47
Adjusted consolidated EBITDA (in thousands)(7)...................................          $74,318         $61,378
Adjusted consolidated EBITDA as a percentage of service revenue..................              39%             36%

NOTES TO FINANCIAL STATEMENTS

(1) In connection with its emergence from bankruptcy, the Company adopted fresh-start reporting as of July 31, 2004. Under fresh-start reporting, a new entity is deemed to be created for financial reporting purposes. Therefore, as used in these condensed consolidated financial statements, the Company is referred to as the "Predecessor Company" for periods on or prior to July 31, 2004 and is referred to as the "Successor Company" for periods after July 31, 2004, after giving effect to the implementation of fresh-start reporting. The financial statements of the Successor Company are not comparable in many respects to the financial statements of the Predecessor Company because of the effects of the consummation of the Plan of Reorganization as well as the adjustments for fresh-start reporting. A summary of the effects of consummation of the Plan of Reorganization and a description of the adjustments to the Predecessor Company's consolidated balance sheet at July 31, 2004 resulting from the application of fresh-start reporting is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on May 16, 2005.

(2) The Company recorded $7.1 million in stock-based compensation expense for the three and six months ended June 30, 2005 resulting from the grant of restricted common stock and deferred stock units. The total intrinsic value of the deferred stock units of $6.9 million was recorded as stock-based compensation expense during the three and six months ended June 30, 2005 because the deferred stock units were immediately vested upon grant. The total intrinsic value of the restricted stock awards as of the measurement date of $22.5 million was recorded as unearned compensation, which is included in stockholder's equity in the unaudited condensed consolidated balance sheet as of June 30, 2005. The unearned compensation is amortized on a straight-line basis over the maximum vesting period of the awards of either three or five years. For the

Leap Reports Results for Second Quarter of 2005                   Page 11 of 14

[LEAP LOGO]


         three and six months ended June 30, 2005, $0.2 million was recorded in stock-based compensation expense for the amortization of the unearned compensation.

         The following table shows the amount of stock-based compensation expense included in operating expenses (allocated to the appropriate line item based on employee classification) in the condensed consolidated statements of operations for the three and six months ended June 30, 2005:

                                                                                  THREE AND SIX
                                                                                   MONTHS ENDED
                                                                                  JUNE 30, 2005
                                                                                  -------------
         Stock-based compensation expense included in:
          Cost of service.............................................         .     $    797
          Selling and marketing expenses..............................                    693
          General and administrative expenses.........................                  5,639
                                                                                     --------
            Total stock-based compensation expense....................               $  7,129
                                                                                     ========

DEFINITION OF TERMS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

         We utilize certain financial measures that are calculated based on industry conventions and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.

(3) Churn, an industry metric that measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers divided by the number of months during the period being measured. As noted above, customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers.

(4) ARPU is an industry metric that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers.

Leap Reports Results for Second Quarter of 2005                   Page 12 of 14

[LEAP LOGO]


(5) CPGA is an industry metric that represents selling and marketing costs, excluding applicable stock-based compensation expense, and the gain or loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding costs unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers.

         The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (unaudited) (in thousands, except gross customer additions and CPGA):

                                                                                SUCCESSOR         PREDECESSOR
                                                                                 COMPANY            COMPANY
                                                                               -----------        -----------
                                                                                    THREE MONTHS ENDED
                                                                                         JUNE 30,
                                                                               ------------------------------
                                                                                   2005               2004
                                                                               -----------         ----------
         Selling and marketing expense....................................     $   24,810          $   21,939
           Less stock-based compensation expense included in selling and
             marketing expense............................................           (693)                 --
           Plus cost of equipment.........................................         42,799              40,635
           Less equipment revenue.........................................        (37,125)            (33,676)
           Less net loss on equipment transactions unrelated to initial
             customer acquisition.........................................         (3,484)             (3,453)
                                                                               ----------          ----------
             Total costs used in the calculation of CPGA..................     $   26,307          $   25,445
         Gross customer additions.........................................        191,288             180,128
                                                                               ----------          ----------
         CPGA.............................................................     $      138          $      141
                                                                               ==========          ==========

(6) CCU is an industry metric that measures cost of service and general and administrative costs, excluding applicable stock-based compensation expenses, gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per

Leap Reports Results for Second Quarter of 2005                   Page 13 of 14

[LEAP LOGO]


         customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers.

         The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (unaudited) (in thousands, except weighted-average number of customers and CCU):

                                                                                  SUCCESSOR          PREDECESSOR
                                                                                   COMPANY             COMPANY
                                                                                ------------        ------------
                                                                                       THREE MONTHS ENDED
                                                                                            JUNE 30,
                                                                                --------------------------------
                                                                                    2005                2004
                                                                                ------------        ------------
         Cost of service..................................................      $      49,608       $     47,827
           Plus general and administrative expense........................             42,423             33,922
           Less stock-based compensation expense included in cost of
             service and general and administrative expense...............            (6,436)                 --
           Plus net loss on equipment transactions unrelated to initial
             customer acquisition...........................................           3,484               3,453
                                                                                ------------        ------------
             Total costs used in the calculation of CCU..................       $     89,079        $     85,202
         Weighted-average number of customers............................          1,611,524           1,537,957
                                                                                ------------        ------------
         CCU.............................................................       $      18.43        $      18.47
                                                                                ============        ============

(7) Adjusted consolidated EBITDA represents EBITDA adjusted to exclude the effects of: reorganization items, net; other income (expense), net; gains on sale of wireless licenses; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and stock-based compensation expense. We use adjusted consolidated EBITDA as a supplemental performance measure because management believes it facilitates comparisons of the Company's operating performance from period to period and comparisons of the Company's operating performance to that of other companies by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted consolidated EBITDA facilitates internal comparisons of our historical operating performance, management also uses adjusted consolidated EBITDA for business planning purposes and in measuring our performance relative to that of our competitors.

Leap Reports Results for Second Quarter of 2005                   Page 14 of 14

[LEAP LOGO]


         Also, a substantial portion of the bonuses paid to our employees under the Company's bonus plan and of the performance-based vesting of stock options and restricted stock awards under our equity incentive plan is based on the Company's achieving adjusted consolidated EBITDA targets. In addition, we believe that adjusted consolidated EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry. Adjusted consolidated EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

         -        it does not reflect capital expenditures;

         - although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted consolidated EBITDA does not reflect cash requirements for such replacements;

         - it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

         - it does not reflect expenses incurred for the payment of income taxes and other taxes; and

         - other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

         Management understands these limitations and considers adjusted consolidated EBITDA as a financial measure that supplements but does not replace the information provided to management by our GAAP results.

         The following table reconciles adjusted consolidated EBITDA to consolidated net income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted consolidated EBITDA (unaudited) (in thousands):

                                                                                SUCCESSOR        PREDECESSOR
                                                                                 COMPANY            COMPANY
                                                                                ---------          ---------
                                                                                     THREE MONTHS ENDED
                                                                                         JUNE 30,
                                                                                ----------------------------
                                                                                   2005               2004
                                                                                ---------          ---------
         Consolidated net income (loss).....................................    $   2,529          $ (18,145)
           Plus income taxes................................................         (404)             1,927
           Plus interest expense............................................        7,566              1,908
           Less interest income.............................................       (1,176)                --
           Plus depreciation and amortization...............................       47,281             76,386
                                                                                ---------          ---------
         Consolidated EBITDA................................................    $  55,796          $  62,076
           Less reorganization items, net...................................           --             (1,313)
           Less other income (expense), net.................................           39                615
           Less gains on sale of wireless licenses..........................           --                 --
           Plus impairment of indefinite-lived intangible assets............       11,354                 --
           Plus impairment of long-lived assets and related
           charges..........................................................           --                 --
           Plus stock-based compensation expense............................        7,129                 --
                                                                                ---------          ---------
         Adjusted consolidated EBITDA.......................................    $  74,318          $  61,378
                                                                                =========          =========

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